GAIN Capital Reports Second Quarter 2015 Results

Second Quarter Highlights
-Net revenue of $111.6 million, up 60%
-Net income of ($8.8) million, compared to ($5.2) million
-Adjusted EBITDA1 of $9.2 million, compared to ($1.5) million
-Earnings per diluted share of ($0.23), compared to ($0.13)
-Cash earnings per diluted share1 of $0.06, up from a loss of ($0.05)

BEDMINSTER, N.J., August 6, 2015 /PRNewswire/ -- GAIN Capital Holdings, Inc. ("GAIN") (NYSE: GCAP), a leading global provider of online trading services, announced financial results for the second quarter and first half of 2015.

“In our first quarter following the acquisition of City Index, I am extremely pleased by the significant progress we have made integrating the two companies,” stated Glenn Stevens, CEO of GAIN Capital. “We remain confident in our ability to achieve $45-55 million in cost synergies and are currently tracking to the high end of the range. In addition to integration-related cost initiatives, we have made strong progress in reducing our core fixed operating expenses, which decreased 4% and 7% from the first quarter 2015 and the second quarter 2014, respectively,” continued Mr. Stevens.

“Aside from executing on our integration and cost-cutting plans, we have continued to increase the overall scale of our businesses and experienced near record levels of trading volume, active accounts and customer assets in the second quarter,” added Mr. Stevens. “With our scale - pro forma2 revenue and adjusted EBITDA1 of $539.2 million and $111.3 million respectively, and 157,000 active accounts3 - broad geographic reach and strong brand presence, we are in an enviable position as one of the largest providers in our industry. We also continue to successfully diversify our product and revenue mix, with approximately 63% of retail trading volume coming from FX and the remaining 37% from equities, indices, commodities and other non-FX products, compared to 75% and 25%, respectively, a year ago. Revenue capture was solid in FX and most other product areas, but we experienced unusually adverse trading conditions across indices, which resulted in approximately $20 million4 lower than normal net revenue for the quarter,” added Mr. Stevens.

“Our institutional business continues to perform well and contributes attractive, commission-based revenues to our results. With the several recent institutional ECN transactions in this space clearly demonstrating the market’s enthusiasm for these businesses, we are excited to continue to leverage our distinctive technology and take market share from our competitors,” Mr. Stevens concluded.
______________________________________
1 See below for reconciliation of non-GAAP financial measures
2 Pro forma reflects inclusion of City Index results on a trailing-twelve month basis
3 Active accounts as of June 30, 2015
4 Reduction in indices net revenue compares indices net revenue in the second quarter 2015 to the average net revenue generated by indices products over the preceding 4 quarters, on a pro forma basis.

Second Quarter Highlights
(Comparisons are to the second quarter of 2014)

•	Net revenue of $111.6 million, up 60% from $69.7 million (up 19% from $93.8 million on a pro forma basis)

•	Net income of ($8.8) million, down from a net income of ($5.2) million

•	Adjusted EBITDA[1] of $9.2 million, up from adjusted EBITDA[1] of ($1.5) million (up from ($2.3) million on a pro forma basis)

•	Earnings per diluted share of ($0.23), down from earnings per diluted share of ($0.13)

•	Adjusted earnings per diluted share[1] of $0.01, up from adjusted earnings per diluted share[1] of ($0.12)

•	Cash earnings per diluted share[1] of $0.06, up from cash earnings per diluted share of ($0.05)

First Half Highlights
(Comparisons are to the first half of 2014)

•	Net revenue of $204.5 million, up 35% from $151.1 million (pro forma revenue of $241.7 million up 16% from $209.2 million on a pro forma basis)

•	Net income of ($0.5) million, down from a net income of ($1.3) million

•	Adjusted EBITDA[1] of $28.9 million, up from adjusted EBITDA[1] of $10.6 million (pro forma EBITDA of $30.9 million up from $10.7 million on a pro forma basis)

•	Earnings per diluted share of ($0.07), down from earnings per diluted share of ($0.04)

•	Adjusted earnings per diluted share[1] of $0.23, up from adjusted earnings per share[1] of $0.01

•	Cash earnings per diluted share[1] of $0.33, up from cash earnings per diluted share[1] of $0.11

Retail Business5

In the second quarter of 2015, GAIN’s retail business generated net revenue of $97.3 million, up from $60.3 million in the second quarter of 2014 (up 47% on a pro forma basis). The retail OTC business contributed $86.4 million of net revenue, up 69% from $51.0 million in the second quarter 2014 (up 11% on a pro forma basis), and the futures business contributed $10.9 million of net revenue, up 16% from $9.4 million in the prior year quarter.

Retail OTC trading volume was $1.1 trillion, up 104% from $522.2 billion in the second quarter of 2014 (up 47% on a pro forma basis). Average daily retail OTC trading volume was $16.4 billion, up 104% from $8.0 billion in the second quarter of 2014 (up 47% on a pro forma basis). Total futures contracts were 2.1 million in the second quarter of 2015, up 20% from 1.7 million in the second quarter of 2014. Average daily futures contracts were 32,633, up 24% from 26,322 in the second quarter of 2014.

Institutional Business

In the second quarter of 2015, net revenue from the GTX business was $8.4 million, compared to $8.5 million in the prior year quarter.  Average daily volume for GTX was $18.3 billion in the quarter, a decrease of 5% from the prior year quarter.

_____________________________________
1 See below for reconciliation of non-GAAP financial measures
5 In order to more effectively highlight the comparative performance of GAIN's retail and institutional businesses, beginning this quarter, the Company's retail OTC businesses are included in the retail business results.

Dividend

GAIN’s Board of Directors declared a quarterly cash dividend of $0.05 per share of the Company’s common stock. The dividend is payable on September 23, 2015 to shareholders of record as of the close of business September 14, 2015.

Conference Call

GAIN will host a conference call Thursday, August 6, 2015 at 8.00 a.m. ET. Participants may access the live call by dialing +1 888.349.0112 (US Domestic), or +1 412.317.6001 (International). Please let the operator know you are here to join the GAIN Capital call.

A live audio webcast of the call, as well as a PDF copy of the earnings presentation, will be available on the Investor Relations section of the GAIN Capital website (http://ir.gaincapital.com).

An audio replay will be made available for one month starting approximately one hour after the call by dialing +1 877.344.7529 from the U.S. or +1 412.317.0088 from abroad, and entering the passcode 10069094#.

For more corporate information or to sign up for alerts, please visit: http://ir.gaincapital.com.

About GAIN
GAIN Capital Holdings, Inc. (NYSE: GCAP) provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities.  GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com

Investor Relations Contact
+1 908.731.0737
ir@gaincapital.com

Media Contact
Chris Mittendorf, Edelman for GAIN Capital
+1 212.704.8134
pr@gaincapital.com

Condensed Consolidated Statements of Operations
In millions except share data
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
REVENUE:
Retail revenue	$97.3	$60.3	$181.6	$132.7
Institutional revenue	8.4	8.5	18.4	17.1
Other revenue(1)	5.9	0.6	4.5	0.7
Total non-interest revenue	111.6	69.4	204.5	150.5
Interest revenue	0.3	0.4	0.6	0.8
Interest expense	0.3	0.1	0.6	0.2
Total net interest revenue	—	0.3	—	0.6
Net revenue	111.6	69.7	204.5	151.1
OPERATING EXPENSES:
Employee compensation and benefits	30.5	24.1	52.6	45.9
Selling and marketing	8.4	5.2	13.0	11.3
Referral fees	29.5	20.5	56.1	41.2
Trading expenses	8.2	7.2	15.3	14.1
General and administrative	14.2	9.8	23.4	19.0
Depreciation and amortization	2.7	1.8	4.7	4.0
Purchased intangible amortization	4.3	1.6	6.4	2.6
Communications and technology	5.8	3.8	8.6	7.8
Bad debt provision	1.3	0.6	4.6	1.2
Acquisition expenses	2.5	0.2	2.5	0.6
Restructuring expenses	1.9	0.2	1.9	0.6
Integration expenses	12.3	0.3	12.4	1.7
Total operating expense	121.6	75.3	201.5	150.0
OPERATING (LOSS)/PROFIT	(10.0)	(5.6)	3.0	1.1
Interest on long term borrowings	2.5	1.5	4.0	2.9
LOSS BEFORE INCOME TAX BENEFIT	(12.5)	(7.1)	(1.0)	(1.8)
Income tax benefit	$(4.1)	$(2.0)	$(1.3)	$(0.7)
NET (LOSS)/INCOME	$(8.4)	$(5.1)	$0.3	$(1.1)
Net income attributable to non-controlling interests	$0.4	$0.1	$0.8	$0.2
NET LOSS APPLICABLE TO GAIN CAPITAL HOLDINGS, INC.	(8.8)	(5.2)	(0.5)	(1.3)
Earnings per common share(2):
Basic	$(0.23)	$(0.13)	$(0.07)	$(0.04)
Diluted	(0.23)	(0.13)	(0.07)	(0.04)
Weighted averages common shares outstanding used
in computing earnings per common share:
Basic	49,070,783	40,135,820	46,154,905	39,839,012
Diluted	49,070,783	40,135,820	46,154,905	39,839,012
(1) Includes $4.5 million relating to adjustment to fair value of contingent consideration
(2) Adjusted for the impact of the GAA/TT put option.

Condensed Consolidated Balance Sheet
In millions
(unaudited)

	June 30,	December 31,
	2015	2014
ASSETS:
Cash and cash equivalents	135.0	139.4
Receivables from banks and brokers	157.0	134.9
Cash and securities held for customers	1,109.4	759.6
Short term investments	0.3	0.2
Property and equipment - net of accumulated depreciation	27.8	18.8
Prepaid assets	8.4	2.5
Goodwill	48.0	34.6
Intangible assets, net	111.5	60.8
Other assets	$55.2	$35.1
Total assets	1,652.6	1,185.9
LIABILITIES AND SHAREHOLDERS' EQUITY:
Payables to customer, brokers, dealers, FCM'S and other regulated entities	1,109.4	759.6
Accrued compensation & benefits	8.5	16.9
Accrued expenses and other liabilities	65.5	64.4
Income tax payable	3.6	1.5
Senior convertible notes	$119.8	$68.4
Total liabilities	1,306.8	910.8
Non-controlling interest	12.8	10.2
Shareholders' Equity	$333.0	$264.9
Total liabilities and shareholders' equity	1,652.6	1,185.9

(*) Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted EPS
Adjusted net income is a non-GAAP financial measure and represents our net income excluding restructuring, acquisition and integration related expenses, adjustment to fair value of contingent consideration and bad debt expense related to the SNB event in January of 2015. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted net income assists investors in evaluating our operating performance. However, because adjusted net income is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Net Income to Adjusted Net Income and Adjusted EPS
In millions, except per share data
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income applicable to Gain Capital Holdings Inc.	$(8.8)	$(5.2)	$(0.5)	$(1.3)
Add Back, net of tax:
Acquisition expense	1.9	0.1	1.9	0.4
Restructuring	1.4	0.1	1.4	0.4
Integration	9.3	0.2	9.3	1.0
Adjustment to fair value of contingent consideration	(3.4)	—	(3.4)	—
Bad debt related to SNB event in January of 2015	—	—	1.9	—
Adjusted net income	$0.4	$(4.8)	$10.6	$0.5

Basic	$0.01	$(0.12)	$0.23	$0.01
Diluted	$0.01	$(0.12)	$0.23	$0.01
Weighted averages common shares outstanding used in computing earnings per common share
Basic	49,070,783	40,135,820	46,154,905	39,839,012
Diluted	49,070,783	40,135,820	46,154,905	39,839,012

(*) Reconciliation of GAAP Net Income to Cash Net Income and Cash EPS
Cash net income is a non-GAAP financial measure and represents our net income excluding depreciation and amortization, purchased intangible amortization, adjustment to fair value of contingent consideration and non-cash interest expense. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of cash net income assists investors in evaluating our operating performance. However, because cash net income is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Net Income to Cash Net Income and Cash EPS
In millions, except per share data
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income applicable to Gain Capital Holdings Inc.	$(8.8)	$(5.2)	$(0.5)	$(1.3)
Add Back, net of tax:
Depreciation and amortization	2.0	1.3	3.5	2.4
Integration	9.3	0.2	9.3	1.0
Purchased intangible amortization	3.2	1.1	4.8	1.6
Adjustment to fair value of contingent consideration	(3.4)	—	(3.4)	—
Non-cash interest expense	0.8	0.4	1.4	0.7
Cash net income	3.1	(2.2)	15.1	4.4

Basic	$0.06	$(0.05)	$0.33	$0.11
Diluted	$0.06	$(0.05)	$0.33	$0.11
Weighted averages common shares outstanding used in computing earnings per common share

Basic	49,070,783	40,135,820	46,154,905	39,839,012
Diluted	49,070,783	40,135,820	46,154,905	39,839,012

Reconciliation of GAAP Net Income to Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that represents our earnings before interest, taxes, depreciation and amortization, restructuring, acquisition and integration-related expenses, non-controlling interest, adjustment to fair value of contingent consideration and bad debt expense related to the SNB event in January of 2015. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted EBITDA assists investors in evaluating our operating performance. However, because adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Reconciliation of GAAP Net Income to Adjusted EBITDA
In millions
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net revenue	$111.6	$69.7	$204.5	$151.1
Net income applicable to Gain Capital Holdings Inc.	(8.8)	(5.2)	(0.5)	(1.3)
Net income margin %	(7.9)%	(7.5)%	(0.2)%	(0.9)%

Net income	(8.8)	(5.2)	(0.5)	(1.3)
Depreciation and amortization	2.7	1.8	4.7	4.0
Purchased intangible amortization	4.3	1.6	6.4	2.6
Interest expense	2.5	1.5	4.0	2.9
Income tax expense	(4.1)	(2.0)	(1.3)	(0.7)
Acquisition expense	2.5	0.2	2.5	0.6
Restructuring	1.9	0.2	1.9	0.6
Integration	12.3	0.3	12.4	1.7
Bad debt related to SNB event in January of 2015	—	—	2.5	—
Net income attributable to non-controlling interest	0.4	0.1	0.8	0.2
Adjusted EBITDA	$9.2	$(1.5)	$28.9	$10.6
Adjusted EBITDA Margin	8.2%	(2.2)%	14.1%	7.0%

(*) Reconciliation of GAAP Revenue and Net Income to Pro Forma Revenue and Adjusted EBITDA
Pro forma revenue and pro forma adjusted EBITDA are non-GAAP financial measures that represent our revenue and adjusted EBITDA as if our acquisitions of City Index, Galvan, GAA and TT had occurred on 1 January 2014. We believe this enables year over year comparisons to our current financial results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying results and trends. However, because pro forma revenue and pro forma adjusted EBITDA are not measures of financial performance calculated in accordance with GAAP, such measures should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as revenue and net income.

Reconciliation of GAAP Revenue and Net Income to Pro Forma Revenue and Adjusted EBITDA
In millions
(unaudited)

	Q1 2015				Q2 2015
	GAIN	CITY	OTHER	TOTAL	GAIN	CITY	OTHER	TOTAL
Retail	$84.3	$37.2	n/a	$121.4	$97.3	n/a	n/a	$97.3
Institutional	10.0			10.0	8.4			8.4
Operating revenue	$94.3	$37.2	n/a	$131.5	$105.7	n/a	n/a	$105.7

Other	$(1.3)	$—	n/a	$(1.3)	$5.8	$—	$—	$5.8
Net Interest	—	—	n/a	—	—	—	—	—
Net revenue	$93.0	$37.2	n/a	$130.2	$111.5	n/a	n/a	$111.5

Net Income	$8.3	$(3.8)	n/a	$4.5	$(8.8)	n/a	n/a	$(8.8)
Depreciation & amortization	2.0	5.5	—	7.5	2.7	—	—	2.7
Purchased intangible amortization	2.2	—	—	2.2	4.3	—	—	4.3
Interest Expense	1.5	—	—	1.5	2.5	—	—	2.5
Income tax expense	2.8	—	—	2.8	(4.1)	—	—	(4.1)
Acquisition costs	—	—	—	—	2.4	—	—	2.4
Restructuring	—	0.3	—	0.3	1.9	—	—	1.9
Integration Costs	0.1	—	—	0.1	12.3	—	—	12.3
Adjustment to Contingent Consideration	—	—	—		(4.5)	—	—	(4.5)
Bad debt related to SNB event in January 15	2.5	—	—	2.5	—	—	—	—
Net income attributable to NCI	0.3	—	—	0.3	0.4	—	—	0.4
Adjusted EBITDA	$19.7	$2.0	n/a	$21.7	$9.2	n/a	n/a	$9.2

	Q3 2014				Q4 2014
	GAIN	CITY	OTHER	TOTAL	GAIN	CITY	OTHER	TOTAL
Retail	$90.5	$35.4	n/a	$125.9	$105.7	$43.6	n/a	$149.3
Institutional	8.4			8.4	9.3			9.3
Operating revenue	$98.9	$35.4	n/a	$134.3	$115.0	$43.6	n/a	$158.6

Other	$4.5	$—	n/a	$4.5	$(0.3)	$—	n/a	$(0.3)
Net Interest	0.3	—	n/a	0.3	—	—	n/a	—
Net revenue	$103.7	$35.4	n/a	$139.1	$114.8	$43.6	n/a	$158.3

Net Income	$15.4	$1.9	n/a	$17.3	$17.6	$3.1	n/a	$20.7
Depreciation & amortization	1.6	2.1	—	3.8	1.3	2.4	—	3.7
Purchased intangible amortization	2.1	2.9	—	5.1	3.1	3.0	—	6.1
Interest Expense	1.5	—	—	1.5	1.8	—	—	1.8
Income tax expense	5.3	—	—	5.3	8.4	—	—	8.4
Acquisition costs	0.9	—	—	0.9	2.0	—	—	2.0
Restructuring	0.4	—	—	0.4	0.2	—	—	0.2
Integration Costs	—	—	—	—	0.7	1.2	—	2.0
Impairment on investment	—	—	—	—	0.1	—	—	0.1
Net income attributable to NCI	0.8	—	—	0.8	0.4	—	—	0.4
Adjusted EBITDA	$28.1	$6.9	n/a	$35.0	$35.7	$9.7	n/a	$45.4

	Q1 2014				Q2 2014
	GAIN	CITY	OTHER	TOTAL	GAIN	CITY	OTHER	TOTAL
Retail	$72.2	$27.9	$5.5	$105.6	$60.3	$22.6	$2.3	$85.2
Institutional	8.8			8.8	8.6			8.6
Operating revenue	$—	$—	$—	$—	$—	$—	$—	$—

Other	$(0.1)	$—	$—	$0.1	$0.6	$—	$—	$0.6
Net Interest	0.3	—	(0.2)	—	0.3	—	—	0.3
Net revenue	$81.3	$27.9	$5.3	$114.5	$69.8	$22.6	$2.3	$94.7

Net Income	$3.8	$(6.2)	$0.2	$(2.2)	$(5.1)	$(6.3)	$0.7	$(10.8)
Depreciation & amortization	2.2	1.8	—	3.9	1.8	1.9	—	3.7
Purchased intangible amortization	1.0	5.4	—	6.4	1.6	2.9	—	4.5
Interest Expense	1.5	—	—	1.5	1.5	—	—	1.5
Income tax expense	1.3	—	—	1.3	(2.0)	—	—	(2.0)
Acquisition costs	0.4	—	—	0.4	0.2	—	—	0.2
Restructuring	0.4	—	—	0.4	0.2	—	—	0.2
Integration Costs	1.5	—	—	1.5	0.3	—	—	0.3
Net income attributable to NCI	—	—	—	—	0.1	—	—	0.1
Adjusted EBITDA	$12.1	$1.0	$0.2	$13.2	$(1.4)	$(1.5)	$0.7	$(2.3)

Forward-Looking Statements:
The forward-looking statements contained herein include, without limitation, statements relating to GAIN Capital’s and/or City Index (Holdings) Limited (“City Index”) expectations regarding the opportunities and strengths of the combined company created by the business combination, anticipated cost and revenue synergies, the strategic rationale for the business combination, including expectations regarding product offerings, growth opportunities, value creation, and financial strength. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that GAIN Capital or City Index will realize these expectations or that these beliefs will prove correct. In addition, a variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital’s annual report on Form 10-K, as filed with the Securities and Exchange Commission on March 16, 2015, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN Capital’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.